Lisa Clarkin
Officer, Client Services
Telephone: 416.361.0930 ext. 236
Email: lclarkin@equitytransfer.com

VIA ELECTRONIC TRANSMISSION

May 5, 2005

TO ALL APPLICABLE EXCHANGES AND COMMISSIONS:

Dear Sir or Madam:

RE: MICROMEM TECHNOLOGIES INC.
_____________________________________________________________________

We are pleased to confirm that copies of the following materials were mailed to shareholders on May 3, 2005.

  Proxy

  Notice of Annual and Special Meeting of Shareholders

  Management Information Circular

  Financial Statements at October 31, 2004

  Management's Discussion and Analysis

  Supplemental Mailing List Request Form

  Request for Annual and Interim Financial Statements

  Proxy Return Envelope

Yours Truly,

EQUITY TRANSFER SERVICES INC.